UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                      FORM 8-K

                                   CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 1999


                                 STRATEGIA CORPORATION
                  (Exact name of registrant as specified in its charter)

         Kentucky                  0-21662                61-1064606
(State or other jurisdiction   (Commission File        (IRS Employer
     of incorporation)              Number)            Identification No.)

P. O. Box 37144
Louisville, Kentucky                                      40233-7144
(Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code:      (502) 426-3434
      (Former name or former address, if changed since last report.)

Item 5.     Other Events

On December 14, 1999, Strategia Corporation announced that the Company's Board of Directors had approved a plan to exit its two remaining revenue generating lines of business and that the Board is investigating a number of strategic alternatives for the Company. The Company also stated that it expects to record a significant charge to earnings during the fourth quarter to cover the impairment in value of certain assets and other costs resulting from these actions.

The Company also announced that the Board of Directors has approved a stock repurchase program. Under the stock repurchase program, the Company may repurchase from time to time on the open market and in negotiated private transactions over the next six months up to ten percent of its outstanding shares of common stock. As of December 14, 1999, the Company had 4,667,677 shares outstanding.

The press release dated December 14, 1999, announcing these actions is included as Exhibit 99 to this Form 8-K and is incorporated herein by this reference.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

            (a)  Financial statements of business acquired.

                 Not applicable.

            (b)  Pro Forma Financial Information.

                 Not applicable.

            (c)  Exhibits

                 Exhibit 99.1 - Press Release dated December 14, 1999.



                                 SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                            STRATEGIA CORPORATION

December 21, 1999                            /s/ Paul E. Phillips, Jr.
    Date                                     Paul E. Philliips, Jr.
                                             Vice President & Chief
                                             Financial Officer